Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of

LoJack Corporation

Pursuant to the Offer to Purchase
Dated February 16, 2016 of

Lexus Acquisition Sub, Inc.
a wholly-owned subsidiary of

CalAmp Corp.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,
ON MONDAY, MARCH 14, 2016 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON MONDAY,
MARCH 14, 2016), UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of common stock, par value $0.01 per share, of LoJack Corporation and any other documents required by the Letter of Transmittal (as defined herein) cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by facsimile transmission (for eligible institutions only) or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined herein).

The Depositary for the Offer is:

By First Class Mail:	By Facsimile:	By Registered, Certified or Express
Computershare	For Eligible Institutions Only:	Mail, or Overnight Courier:
c/o Voluntary Corporate Actions	(617) 360-6810	Computershare
P.O. Box 43011		c/o Voluntary Corporate Actions
Providence, RI 02940-3011	Confirm Facsimile Transmission:	250 Royall Street, Suite V
	(781) 575-2332	Canton, MA 02021

For information call D.F. King & Co., Inc. at the following numbers:
Bankers and Brokers Call Collect: (212) 269-5550
All Others Call Toll Free: (866) 828-0221

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Lexus Acquisition Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of CalAmp Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 16, 2016 (the “Offer to Purchase”), and the related letter of transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.01 per share (the “Shares”), of LoJack Corporation, a Massachusetts corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended; (ii) that such tender of Shares complies with Rule 14e-4 of the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)

(Addresses)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated: _________ ___, 2016